UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Indenture and New Secured Notes

On August 16, 2016, TRU Taj LLC (the “Issuer”), an indirect wholly-owned subsidiary of the Company, closed its previously announced private offers to exchange (the “Exchange Offers”) 10.375% Senior Notes due 2017 (the “2017 Notes”) of Toys “R” Us, Inc. (the “Company”) and 7.375% Senior Notes due 2018 (the “2018 Notes”) of the Company for newly issued 12% Senior Secured Notes due 2021 (the “New Secured Notes”) of the Issuer and TRU Taj Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) and, in the case of the 2017 Notes, up to $150.0 million in cash.

Pursuant to the Exchange Offers, $344,921,000 in aggregate principal amount of the 2017 Notes and $191,660,000 in aggregate principal amount of the 2018 Notes were accepted for payment and subsequently cancelled. The Issuers have issued $407,394,000 in aggregate principal amount of New Secured Notes, and paid approximately $110,095,650 in cash consideration, in the Exchange Offers. An additional $33,806,000 in aggregate principal amount of New Secured Notes were issued in concurrent private placements, of which $26,057,000 were issued for cash, with the remainder issued as payment to certain noteholders in connection with the Exchange Offers. Altogether, $441,200,000 in aggregate principal amount of New Secured Notes have been issued, and $105,079,000 in aggregate principal amount of the 2017 Notes and $208,340,000 in aggregate principal amount of the 2018 Notes remain outstanding.

The New Secured Notes were issued pursuant to an indenture, dated as of August 16, 2016 (the “Indenture”), among the Issuer, the Co-Issuer, the Company, the other guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”).

The New Secured Notes bear interest at a rate of 12% per annum, which is payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2017. The New Secured Notes mature on August 15, 2021.

At any time prior to February 15, 2018, the Issuers may redeem all or a part of the New Secured Notes at a redemption price equal to 100% of the principal amount of the New Secured Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding the date of redemption.

Additionally, prior to February 15, 2018, the Issuers may redeem during each 12-month period commencing with the issue date, up to 10% of the aggregate outstanding amount of the New Secured Notes at its option, from time to time, at a redemption price equal to 103% of the principal amount of the New Secured Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable redemption date; provided that if less than 10% of the aggregate principal amount of the New Secured Notes are redeemed during the first 12-month period after the issue date, unused amounts may be carried over, but in no event will more than 15% of the aggregate principal amount of the New Secured Notes issued on or after the Issue Date be redeemed as described in this paragraph.

On and after February 15, 2018, the Issuers may redeem the New Secured Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the New Secured Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable redemption date.

If certain kinds of change of control occur, the Issuers must offer to purchase the New Secured Notes at 101% of their principal amount, plus accrued and unpaid interest thereon, if any, to, but excluding the purchase date. In addition, if the Company or its restricted subsidiaries (including the Issuer and its restricted subsidiaries) sells assets or incurs certain types of indebtedness, under certain circumstances the Issuers must offer to repurchase the New Secured Notes at a price equal to par plus accrued and unpaid interest thereon, if any, to, but excluding the repurchase date on the terms set forth in the Indenture.

The Indenture contains covenants that, among other things, limit the Company’s and the Issuers’ ability and the ability of their respective restricted subsidiaries to: (i) incur or assume additional debt or provide guarantees in respect of obligations of other persons; (ii) issue redeemable stock and preferred stock; (iii) prepay, redeem or repurchase subordinated debt; (iii) make loans and investments; (iv) incur certain liens; (v) impose limitations on dividends, loans or asset transfers from subsidiaries; (vi) sell or otherwise dispose of assets, including capital stock of subsidiaries; (vii) consolidate or merger with or into, or sell substantially all of its assets to, another person; and (viii) enter into transactions with affiliates (including Toys “R” Us-Delaware, Inc.). These covenants are subject to a number of important limitations and exceptions.

The Indenture also contains customary events of default (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuer or any guarantor, all outstanding New Secured Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the Trustee or the holders of at least 30% in principal amount of the then outstanding New Secured Notes may declare all such New Secured Notes to be due and payable immediately.

Collateral Trust Agreement and Intercreditor Agreement

The obligations under the New Secured Notes are guaranteed by the Company, certain parent companies of the Issuer and certain direct and indirect subsidiaries of the Issuer, including certain obligors of the Company’s European subsidiaries’ asset-based lending facility (the “European ABL Facility”). The direct and guaranteed obligations under the New Secured Notes (other than the guarantee provided by the Company) are secured by the pledge of equity interests of certain foreign subsidiaries of the Company (the “Collateral”), including (i) a first priority pledge by an indirect parent company of the Issuer, (ii) certain first-priority pledges by intermediate holding companies of equity interests of the subsidiaries comprising the Company’s Europe operations and (iii) certain second-priority pledges of certain of the equity interests currently pledged in favor of the collateral agent (the “ABL Collateral Agent”) under the European ABL Facility (such second-priority pledges, the “Second-Lien Collateral”).

The Collateral is subject to the terms of the collateral trust agreement, entered on August 16, 2016 (the “Collateral Trust Agreement”), among the Issuer, the Co-Issuer, the subsidiaries of the Company that have granted Collateral, the Trustee and the Collateral Trustee. The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will accept, hold, administer and enforce and will distribute the proceeds of all liens on the Collateral held by it in trust for the benefit of holders of the New Secured Notes and all other obligations secured on an equal and ratable basis with the New Secured Notes (collectively with the obligations under New Secured Notes, the “Parity Lien Obligations”).

The Collateral is also subject to the terms of the intercreditor agreement, entered on August 16, 2016 (the “Intercreditor Agreement”), among the Collateral Trustee, the ABL Collateral Agent and certain subsidiaries of the Company. The Intercreditor Agreement provides for, among other things, the junior and subordinate nature of the liens securing the Parity Lien Obligations granted on the Second-Lien Collateral.

The New Secured Notes have not been registered under the Securities Act or any state securities laws. The New Secured Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale. Neither this Report on Form 8-K nor the attached Indenture constitute an offer to purchase or sell any securities or the solicitation of an offer to buy or exchange any New Secured Notes, 2017 Notes, 2018 Notes or any other security, nor will there be any purchase, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Indenture, the Collateral Trust Agreement and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On August 16, 2016, the Company issued a press release relating to, among other things, the structures it is exploring to refinance the $725 million secured notes due December 2017 issued by its subsidiary Toys “R” Us Property Company II, LLC (“Propco II”), and certain appraisal information relating to the Propco II real estate portfolio. The information contained in the press release attached as Exhibit 99.1 is incorporated herein by reference.

The foregoing information, which has been furnished solely for this Item 7.01 and Exhibit 99.1 shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On August 16, 2016, the Company announced the closing of the Exchange Offers. The information set forth above under Item 1.01 is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Report, including Exhibit 99.1, contains forward-looking statements, including statements about the Company’s beliefs and expectations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement. These statements are subject to risks, uncertainties and other factors, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of August 16, 2016, among TRU Taj LLC, TRU Taj Finance, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral trustee.

10.1	Collateral Trust Agreement, dated as of August 16, 2016, among TRU Taj LLC, TRU Taj Finance, Inc., the grantors named therein and Wilmington Trust, National Association, as trustee and collateral trustee.

10.2	Intercreditor Agreement, dated as of August 16, 2016, among TRU Europe Limited, TRU Iberia Holdings 1, S.L.U, TRU Australia Holdings, LLC, certain other subsidiaries of Toys “R” Us, Inc. party thereto, Deutsche Bank AG New York Branch, as first lien collateral agent and Wilmington Trust, National Association, as collateral trustee and second priority representative for the second priority debt parties.

99.1	Press Release of Toys “R” Us, Inc. entitled “Toys “R“ Us Provides Update on Refinancing Transactions; Announces Closing of Previously Announced Exchange Offers,” dated August 16, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: August 18, 2016	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Executive Vice President - Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of August 16, 2016, among TRU Taj LLC, TRU Taj Finance, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral trustee.

10.1	Collateral Trust Agreement, dated as of August 16, 2016, among TRU Taj LLC, TRU Taj Finance, Inc., the grantors named therein and Wilmington Trust, National Association, as trustee and collateral trustee.

10.2	Intercreditor Agreement, dated as of August 16, 2016, among TRU Europe Limited, TRU Iberia Holdings 1, S.L.U, TRU Australia Holdings, LLC, certain other subsidiaries of Toys “R” Us, Inc. party thereto, Deutsche Bank AG New York Branch, as first lien collateral agent and Wilmington Trust, National Association, as collateral trustee and second priority representative for the second priority debt parties.

99.1	Press Release of Toys “R” Us, Inc. entitled “Toys “R” Us Provides Update on Refinancing Transactions; Announces Closing of Previously Announced Exchange Offers,” dated August 16, 2016.